UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2026

Applied Optoelectronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.
Sugar Land, Texas 77478

(Address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 6, 2026, Applied Optoelectronics, Inc. (the “Company”) entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Hightower Phase I Owner, LLC, a Delaware limited liability company (“Seller”), for the acquisition of Buildings 1, 2 and 3 at Hightower Business Park – Phase I in Houston, Texas, together with the related land, improvements and certain associated personal property and rights (collectively, the “Property”). The Company completed the acquisition on November 6, 2026.

The Company acquired the Property pursuant to purchase options contained in its three lease agreements with Seller, each dated May 8, 2026 (collectively, the “Leases”). The Leases and purchase options were previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2026. The aggregate cash purchase price was $102,250,000, subject to customary prorations and closing adjustments.

The buildings contain approximately 736,216 rentable square feet in the aggregate and are intended for manufacturing, warehouse and office use, as follows:

Building	Address	Rentable square feet
Building 1	6000 McHard Road, Houston, Texas 77053	163,930
Building 2	6100 McHard Road, Houston, Texas 77053	343,332
Building 3	17255 Chimney Rock Road, Houston, Texas 77053	228,954

The Purchase Agreement contains representations, warranties and indemnification provisions and provides for the assignment of certain construction and roof warranties.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the acquisition described in Item 1.01 above, on November 6, 2026, the Company and Seller entered into a Lease Termination Agreement (the “Lease Termination Agreement”), pursuant to which the three Leases were terminated effective as of November 6, 2026. Each Lease had an initial term of 123 calendar months, plus any applicable partial month, and covered the applicable building and related premises for manufacturing, warehouse and office use.

The Company did not incur any early termination penalty in connection with the termination of the Leases. The Lease Termination Agreement provides for mutual releases of lease-related claims, subject to specified surviving obligations, including the Company’s indemnification, hold-harmless and defense obligations under the Leases and the parties’ obligations under the Purchase Agreement. It also provides for the return of the security deposit and any unapplied prepaid rent.

The foregoing description of the Lease Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease Termination Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*+	Purchase and Sale Agreement, dated November 6, 2026, by and between Applied Optoelectronics, Inc. and Hightower Phase I Owner, LLC.

10.2	Lease Termination Agreement (Building 1), dated November 6, 2026, by and between Applied Optoelectronics, Inc. and Hightower Phase I Owner, LLC.

10.3	Lease Termination Agreement (Building 2), dated November 6, 2026, by and between Applied Optoelectronics, Inc. and Hightower Phase I Owner, LLC.

10.4	Lease Termination Agreement (Building 3), dated November 6, 2026, by and between Applied Optoelectronics, Inc. and Hightower Phase I Owner, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

* Schedules or similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2026	APPLIED OPTOELECTRONICS, INC.

	By:	/s/ David C. Kuo
	Name	David C. Kuo
	Title:	Senior Vice President and Chief Legal Officer

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